                         Mahoning National Bancorp, Inc.
                                    Form 10-Q

                                   Item 6 (a)
                                 Exhibit 10 (m)

                       Split Dollar Life Insurance Plan
                       between Mahoning National Bank
                       and Gregory L. Ridler; dated
                       December 11, 1995. Originally
                       incorporated by reference in the
                       December 31, 1995, Form 10K
                       Annual Report, is refiled in
                       EDGAR format and incorporated
                       by reference in this Form 10-Q.

                        SPLIT DOLLAR LIFE INSURANCE PLAN
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Insurer:  Alexander Hamilton Life Insurance Company
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Policy Number:  0010111785
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Bank:  The Mahoning National Bank of Youngstown
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Insured:  Gregory L. Ridler
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Relationship of Bank to Insured:   Employer
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The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:

I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy; then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         Subject to the Bank's absolute right, in its sole discretion, to terminate the policy at anytime and for any reason, the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

         A. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to one third (1/3) of the net-at-risk insurance portion of the proceeds The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

         B.       The Bank shall be entitled to the remainder of such proceeds.

         C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    PREMIUM WAIVER

         If the policy contains a premium waiver provision, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.      RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

X.       TERMINATION OF AGREEMENT

         This Agreement shall automatically terminate upon the occurrence of any of the following:

         1. The Insured shall voluntarily leave the employ of the Bank prior to attaining age 55, or

         2. The Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

         3. The insurance policy set forth above shall no longer be in force for any reason, including but not limited to cancellation of such policy, in the sole and absolute discretion of the Bank.

         Upon such termination, the Insured (or assignee) shall have a ninety
         (90) day option to receive from the Bank an absolute assignment of the policy (subject to the permissibility and availability of such assignment pursuant to the terms of the policy) in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

         1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         Should the Insured (or assignee) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

         Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.      INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XII.     AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XIII.    NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         The Mahoning National Bank of Youngstown is hereby designated the "Named Fiduciary" until resignation.. As Named Fiduciary, The Mahoning National Bank of Youngstown shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.     FUNDING POLICY

         Subject to termination as set forth in this Agreement, the funding policy for this Split Dollar Plan shall be for the Bank to maintain the subject policy in force by paying, when due, all premiums required.

XV.      CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

         Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.     GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.    INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

Executed at Youngstown, Ohio, this 11th day of December, 1995

                                    THE MAHONING NATIONAL BANK
                                                 OF YOUNGSTOWN

 /s/ Sandra L. Douglas              By:  /s/ Parker T. McHenry
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Sandra L. Douglas                   By: Parker T. McHenry
Witness                                 Executive Vice President    Title

 /s/ Charles J. McCrudden, Jr.      By:  /s/ Norman E. Benden, Jr.
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Charles J. McCrudden, Jr.           By: Norman E. Benden, Jr.
Witness                                 Senior Vice President       Title
                                        and Comptroller

 /s/ Stanley C. Simons              By:  /s/ Gregory L. Ridler
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Stanley C. Simons                   By: Gregory L. Ridler
Witness                                 Insured

                          BENEFICIARY DESIGNATION FORM

PRIMARY DESIGNATION:

         Name                                      Relationship
         ----                                      ------------

Mahoning National Bank, Trustee under agreement with Gregory L. Ridler dated
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January 22, 1985

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CONTINGENT DESIGNATION:

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 /s/ Stanley C. Simons  12/11/95               /s/ Gregory L. Ridler    12/11/95
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Stanley C. Simons         Date                Gregory L. Ridler           Date
Witness                                       Signature of Insured